UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
JANUARY 26, 2004

ABATIX CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10194
(Commission File Number)

75-1908110
(I.R.S Employer Identification No.)

8201 Eastpoint Drive, Suite 500 Dallas, Texas 75227
(Address of principle executive offices)

(214) 381-0322
(Registrant's telephone number)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Mr. Daniel M. Birnley resigned from our Board of Directors effective January 26, 2004 to pursue other business interests. Mr. Birnley has been a director of Abatix since 1999 and was also a member of the Company's audit committee.

The Board of Directors has already begun a search to fill this vacancy. In order to comply with the recently approved Nasdaq Corporate Governance rules, the Board of Directors expects to fill this vacancy on or before the Annual Shareholders’ Meeting in May 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABATIX CORP. (Registrant)

Date: January 28, 2004	By: /s/Frank J. Cinatl, IV
Frank J. Cinatl, IV
Title: Vice President and Chief Financial Officer
(Principal Accounting Officer)